EXHIBIT 5


                                 April 19, 2005


Sysco Corporation
1390 Enclave Parkway
Houston, TX  77077

     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to Sysco Corporation, a Delaware Corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on April 19, 2005, relating to the registration of up to $1,500,000,000 in aggregate amount of one or more series of debt securities (the "Securities"), all of which Securities may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement").

     We have assumed that the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and determined by proper action of the Board of Directors of the Company (each, a "Board Action") and in accordance with the Company's Amended and Restated Certificate of Incorporation and Bylaws, and applicable Delaware law. We further assume that any senior Securities will be issued pursuant to the Senior Debt Indenture dated as of June 15, 1995 which is incorporated by reference as Exhibit 4(a) of the Registration Statement and any subordinated Securities will be issued pursuant to a "Subordinated Indenture", the form of which is incorporated by reference as
Exhibit 4(b) to the Registration Statement.

     In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

     In rendering the following opinion, we state that we are not admitted to practice in any state other than the State of Georgia, and we express no opinion as to the laws of any jurisdiction other than the State of Georgia, the General Corporation Law of Delaware, and the Federal law of the United States. All opinions expressed are as of the date hereof except where expressly stated otherwise.

     Based upon, subject to and limited by the foregoing and the other assumptions contained herein, we are of the opinion that, as of the date hereof, when the Registration Statement has become effective under the Securities Act of 1933 (the "Act") and when a series of the Securities has been (a) duly established by an Indenture or any supplemental indenture thereto, (b) duly authorized and established by applicable Board Action and duly authenticated by the trustee under such Indenture, and (c) duly executed and delivered on behalf of the Company against payment therefore in accordance with the terms of such Board Action, any applicable underwriting agreement, an Indenture and any applicable supplemental indenture, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Securities will be duly authorized and validly issued.

     To the extent that the obligations of the Company under an Indenture may be dependent on such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

     We assume no obligation to advise you of any change in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the transmitting for filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

     We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and further consent to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that this firm is an "expert" within the meaning of the Act.

                                              Very truly yours,

                                              /s/ ARNALL GOLDEN GREGORY LLP

                                              ARNALL GOLDEN GREGORY LLP